Exhibit 32.1

QUADRAMED CORPORATION

SECTION 1350 CERTIFICATIONS

In connection with this Annual Report on Form 10-K of QuadraMed Corporation for the period ended December 31, 2008, I, Keith B. Hagen, Chief Executive Officer of QuadraMed Corporation, hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my best knowledge:

1.	This Form 10-K for the period ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Form 10-K for the period ended December 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of QuadraMed Corporation.

Date: March 10, 2009	/s/ Keith B. Hagen
Keith B. Hagen
Chief Executive Officer